Exhibit 99.1

Date:	December 22, 2011
Contact:	Gary S. Olson, President & CEO
Corporate Office:	200 Palmer Street
Stroudsburg, Pennsylvania 18360
Telephone:	(570) 421-0531

ESSA BANCORP, INC. AND FIRST STAR BANCORP, INC.

ANNOUNCE EXECUTION OF MERGER AGREEMENT

Stroudsburg, Pennsylvania, December 22, 2011 — ESSA Bancorp, Inc. (NASDAQ Global MarketSM “ESSA”), the parent company of ESSA Bank & Trust, and First Star Bancorp, Inc., (Pinksheets: FSSB), the parent company of First Star Bank today jointly announced the execution of a definitive merger agreement for ESSA Bancorp to acquire First Star for approximately $24.2 million, or approximately $11.20 per share, based on ESSA Bancorp’s closing price of $10.50 per share on December 21, 2011. The total consideration will vary based on ESSA Bancorp, Inc.’s stock price at closing, subject to a collar, and is payable 50% in cash and 50% in stock.

Subject to regulatory and First Star shareholder approval, the companies anticipate the transaction would close in mid-2012. ESSA Bancorp has total assets of approximately $1.1 billion and First Star has approximately $423 million in assets. ESSA Bank & Trust conducts the majority of its business in Monroe County, Pa., with branches in neighboring Northampton and Lehigh Counties, commonly known as the Lehigh Valley. The acquisition will add nine full service locations, all in the Lehigh Valley, to ESSA Bancorp, Inc.’s existing 17-branch network. No branch closings are anticipated as a result of this transaction.

Gary S. Olson, President and CEO of ESSA, said: “Merging our organizations will create a community banking franchise with significant size and scope in the region. We have long recognized the opportunity to serve the Lehiugh Valley, having entered this market during the past two years with three branch openings. Merging

Corporate Center: 200 Palmer Street PO Box L Stroudsburg, PA 18360-0160 570-421-0531 Fax: 570-421-7158

with First Star, an established institution with nine branches and deposits of $320 million, will enable ESSA Bank & Trust to establish a greatly expanded banking presence in the Lehigh Valley.”

“One of our goals has been to build a banking organization with the size to compete effectively and have a significant presence in the Lehigh Valley. This combination will accomplish that goal, creating a $1.5 billion asset bank with 26 banking locations, with roughly one third of our combined deposits in the Lehigh Valley. Additionally, we envision being able to achieve cost savings of approximately 30% over the next two years.”

Under the terms of the merger, First Star Bancorp, Inc. will be merged with and into ESSA Bancorp, Inc., with ESSA Bancorp, Inc. as the holding company. First Star Bank will merge into ESSA Bank & Trust, and will operate as ESSA Bank & Trust. The merger is expected to be accretive to ESSA Bancorp Inc.’s earnings, exclusive of merger related costs, in the second half of 2012.

John E. Burrus, Chairman of ESSA Bancorp, Inc., commented: “We are extremely pleased to be joining with First Star, an organization that, like ESSA Bank, has many decades of serving its communities. Throughout our discussions, we have seen strong cultural similarities between the two organizations, and a shared vision of locally-based banking and superior service.”

Joseph T. Svetik, President and CEO of First Star Bancorp, Inc., added: “We have always been proud of being a locally-based community bank and by partnering with ESSA, we will continue that tradition. The combination creates greater liquidity for our shareholders in the form of a NASDAQ Global Market traded stock, and the ability to participate in ESSA’s commitment to growing long-term shareholder value.”

Under the terms of the merger agreement, stockholders of First Star Bancorp, Inc. will receive, at their election, cash or shares of stock of ESSA Bancorp, Inc., subject to the total aggregate consideration being paid 50% in cash and 50% in stock. If ESSA Bancorp, Inc.’s closing price, as defined in the merger agreement, is between $9.77 per share and $11.94 per share, First Star Bancorp’s shareholders will receive a fixed exchange ratio of 1.0665 per share, or the cash equivalent thereof. If ESSA

Bancorp, Inc.’s closing price is between $11.94 per share and $13.02 per share, First Star Bancorp’s shareholders will receive a fixed price valued at $12.73 per share in either ESSA common stock or cash. If ESSA’s closing price is between $8.68 per share and $9.77 per share, First Star Bancorp’s shareholders will receive a fixed price valued at $10.42 per share in either ESSA common stock or cash. If ESSA’s closing price is above $13.02 per share, First Star Bancorp’s shareholders will receive a fixed exchange ratio of 0.9780, or the cash equivalent thereof; or if ESSA Bancorp, Inc.’s closing price is below $8.68 per share a fixed exchange ratio of 1.2004, or the cash equivalent thereof. The merger agreement will be included as an exhibit to ESSA Bancorp, Inc.’s Form 8-K filed with the Securities and Exchange Commission on December 22, 2011.

Mr. Svetik will join the board of directors of ESSA Bancorp, Inc. and ESSA Bank & Trust. The merger agreement is subject to customary closing conditions, including approval by First Star Bancorp, Inc.’s shareholders and applicable banking regulatory authorities.

Ambassador Financial Group, Inc. acted as financial adviser to ESSA Bancorp, Inc., and Luse Gorman Pomerenk & Schick PC. acted as its legal counsel. Keefe, Bruyette & Woods, Inc. and The Kafafian Group, Inc. acted as financial advisers to First Star Bancorp, Inc. and Stradley Ronon Stevens & Young, LLP acted as its legal counsel.

ESSA Bank & Trust, a wholly-owned subsidiary of ESSA Bancorp, Inc., has total assets of over $1.0 billion and is the leading service-oriented financial institution headquartered in the Greater Pocono, Pennsylvania region. The Bank maintains its corporate headquarters in downtown Stroudsburg, Pennsylvania and has 17 community offices throughout the Greater Pocono and Lehigh Valley areas in Pennsylvania. In addition to being one of the region’s largest mortgage lenders, ESSA Bank & Trust offers a full range of retail and commercial financial services. ESSA Bancorp, Inc. stock trades on The NASDAQ Global MarketSM under the symbol “ESSA.”

Additional Information for Shareholders

ESSA, ESSA Bank, First Star, and First Star Bank and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of First Star in connection with the proposed merger. Information about the directors and executive officers of ESSA is set forth in the proxy statement, dated January 28, 2011, for ESSA’s 2011 annual meeting of stockholders, as filed with the SEC on Schedule 14A. Information about the directors and executive officers of First Star is set forth in the proxy statement, dated October 1, 2011, for First Star’s 2011 annual meeting of stockholders as found on First Star’s web site at www.firststarbank.com. Additional information regarding the interests of such participants and other persons who may be deemed participants in the transaction may be obtained by reading the proxy statement/prospectus when it becomes available.

Forward-Looking Statements

Certain statements contained herein are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “estimate,” “anticipate,” “continue,” or similar terms or variations on those terms, or the negative of those terms. Forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, those related to the economic environment, particularly in the market areas in which the Company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity.

The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company wishes to advise readers that the factors listed above could affect the Company’s financial performance and could cause the Company’s actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not undertake and specifically declines any obligation to publicly release the result of any revisions, which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

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